Exhibit 99.3

Dear Holder of Infinera Common Stock:

We continue to work toward completing the proposed merger (the “Merger”) of Infinera Corporation, a Delaware corporation (“Infinera”) with a wholly owned subsidiary of Nokia Corporation, a company incorporated under the laws of the Republic of Finland (“Nokia”), pursuant to the Agreement and Plan of Merger, dated as of June 27, 2024 (the “Merger Agreement”), by and among Nokia, Neptune of America Corporation, a Delaware corporation and a wholly owned subsidiary of Nokia (“Merger Sub”), and Infinera.

For additional detail regarding the Merger and related transactions, including the merger consideration and the election described below, please see the Proxy Statement/Prospectus, which is included with the enclosed election materials.

As described in more detail in the enclosed election materials, pursuant to the Merger Agreement, in exchange for each share of common stock, par value $0.001 per share, of Infinera Corporation (“Infinera Common Stock”) that you own at the Effective Time, you may elect to receive:

•	cash in an amount equal to $6.65, without interest (the “Cash Consideration”);

•

a number of ordinary shares, with no nominal value and in book-entry form, of Nokia (“Nokia Shares”) based on an exchange ratio of 1.7896 Nokia Shares for each share of Infinera Common Stock (the “Share Consideration”); or

•

cash in an amount equal to $4.66, without interest, and a number of Nokia Shares based on an exchange ratio of 0.5355 Nokia Shares for each share of Infinera Common Stock (the “Mixed Consideration” and together with the Cash Consideration and the Share Consideration, the “Merger Consideration”).

In all cases, Nokia Shares will be delivered in the form of American Depositary Shares, with each such American Depositary Share representing the right to receive one (1) Nokia Share (each such American Depositary Share, a “Nokia ADS”) upon the terms and subject to the conditions of the Amended and Restated Deposit Agreement, dated as of March 28, 2000, by and among Nokia, Citibank, N.A., as Depositary (in such capacity, the “Depositary”) and all holders and beneficial owners of Nokia ADSs issued and outstanding thereunder, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 6, 2008 (as so amended, and as may be amended and supplemented from time to time, the “Deposit Agreement”). A copy of the deposit agreement is on file with the Securities and Exchange Commission (“SEC”) under cover of a Registration Statement on Form F-6. You may obtain a copy of the Deposit Agreement from the SEC’s website (www.sec.gov). Please refer to File Number 333-182900 when retrieving such copy. If you receive or elect to receive some or all of the applicable Merger Consideration in the form of Nokia ADSs, the subscription of Nokia Shares in connection therewith will be based on a resolution to be adopted by the Board of Directors of Nokia pursuant to the authorization to issue shares, granted to the Board of Directors of Nokia at the Annual General Meeting of Nokia held on April 3, 2024.

You do not have the opportunity to make an election with respect to restricted stock units, performance-based restricted stock units or any other forms of Infinera equity awards that you may hold.

In each case, cash will be paid in lieu of fractional Nokia Shares, as further described in the accompanying Election Information Booklet. In addition, the aggregate Merger Consideration is subject to the proration and adjustment procedures described in the Merger Agreement. In particular, the Merger Agreement includes a proration mechanism to ensure that no more than 30 percent of the aggregate Merger Consideration is paid in the form of Nokia ADSs. Accordingly, you may not ultimately receive the proportion of Share Consideration or Mixed Consideration that you elect to receive.

To make an election, you must complete, sign and return the enclosed election form (the “Election Form”) to Computershare Trust Company, N.A. (“Computershare”) as agent for Citibank, N.A., the exchange agent in connection with the Merger (the “Exchange Agent”). Please use the enclosed envelope to return the Election Form to Computershare, as agent for the Exchange Agent, at the appropriate address provided below (based on your preferred method of delivery). Please ensure sufficient time so that the election materials are received by the Exchange Agent at the appropriate address below prior to the election deadline specified below.

If delivering by U.S. mail:	If delivering by courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 150 Royall Street Canton, MA 02021-1101

In order for your election to be effective, the Exchange Agent must receive your properly completed Election Form at the appropriate address above no later than 5:00 p.m., Eastern Daylight Time, on September 30, 2024 (the “Election Deadline”). Please act promptly and carefully follow the instructions provided in the enclosed documents.

With respect to any shares of Infinera Common Stock that you hold, if you (1) do not submit an election, (2) submit an untimely election, (3) are otherwise deemed not to have submitted an effective Election Form (including, if applicable, by failing to include the stock certificates you hold representing your shares of Infinera Common Stock), (4) revoke an election for any of your shares of Infinera Common Stock prior to the Election Deadline without making a new valid and timely election prior to the Election Deadline, or (5) revoke an election for any of your shares of Infinera Common Stock in connection with a sale or transfer of such shares after the Election Deadline, you will be deemed to have elected to receive the Cash Consideration with respect to such shares of Infinera Common Stock in accordance with the terms of the Merger Agreement. If you have submitted a valid election in respect of your shares of Infinera Common Stock and wish to sell or otherwise transfer your shares of Infinera Common Stock, you need to revoke the election prior to and in connection with selling or transferring your shares of Infinera Common Stock as described in the accompanying materials. No election in respect of any shares of Infinera Common Stock may be revoked after the Election Deadline, unless such revocation is prior to and in connection with a sale or transfer of such shares. No elections are permitted after the Election Deadline.

If your shares of Infinera Common Stock are held through a bank, broker or other nominee, you should promptly contact your bank, broker or other nominee and follow its instructions as to the procedures for making elections prior to the Election Deadline.

If you have any questions regarding the Election Form or the Election Deadline, please call Sodali & Co, the information agent for the Merger, at (800) 662-5200 (for registered holders of Infinera Common Stock) or (203) 658-9400 (for banks and brokers) or by email at INFN@investor.sodali.com.

Sincerely,

INFINERA CORPORATION

Infinera

Infinera Corporation
6373 San Ignacio Avenue
San Jose, California 95119
U.S.A.

computershare

Computershare Trust Company, N.A.
150 Royall Street
Suite
V Canton MA 02021
www.computershare.com/investor

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INFORMATION BOOKLET.

ELECTION FORM

To holders of shares of common stock, par value $0.001 per share, of Infinera Corporation (the "Infinera Common Stock").

You are receiving this election form (this "Election Form") in connection with the proposed merger of Infinera Corporation, a Delaware corporation ("Infinera"), with a wholly owned subsidiary of Nokia Corporation, a company incorporated under the laws of the Republic of Finland ("Nokia"), upon the terms and conditions described in the enclosed Election Information Booklet (the "Information Booklet") and the separate instructions document (the "Instructions"). For further details on the Merger and the elections as to the type of consideration that you wish to receive in exchange for each share of Infinera Common Stock that you hold, please review the enclosed Information Booklet and the Instructions. Capitalized terms used but not defined in this Election Form shall have the meanings given to them in the Information Booklet.

This Election Form permits you to make an election as to the type of consideration (Cash Consideration, Share Consideration or Mixed Consideration, each as defined in the Information Booklet) that you wish to receive in exchange for each share of Infinera Common Stock that you hold in connection with the closing of the Merger. This Election Form may be used to make an election only with respect to the shares of Infinera Common Stock that are listed below. You may receive additional Election Forms with respect to shares of Infinera Common Stock held by you in another manner or in another name (if any). To be effective, this Election Form, and a completed Internal Revenue Service ("IRS") Form W-9 or the appropriate IRS Form W-8, as applicable, must be properly completed and received by Computershare Trust Company N.A. ("Computershare"), as agent for Citibank, N.A., the exchange agent in connection with the Merger ("Exchange Agent"), no later than 5:00 p.m., Eastern Daylight Time, on September 30, 2024 (the "Election Deadline"). If the shares of Infinera Common Stock for which you are making an election are evidenced by one or more certificates, you must include with your completed Election Form such certificate(s) to make a valid election. Holders of Infinera Common Stock who hold such Infinera Common Stock in electronic book-entry form only do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. **An election with respect to shares of Infinera Common Stock held in "street name" through a bank, broker or other nominee, for which you are considered the "beneficial owner," including shares held through The Depository Trust Company ("DTC"), must be submitted by your bank, broker or other nominee.** If you receive or elect to receive some or all of the applicable Merger Consideration in the form of Nokia ADSs, the subscription of Nokia Shares in connection therewith will be based on a resolution to be adopted by the Board of Directors of Nokia pursuant to the authorization to issue shares, granted to the Board of Directors of Nokia at the Annual General Meeting of Nokia held on April 3, 2024.

Your Infinera Stock Certificates:

Please be sure to locate and carefully confirm the certificates listed below.

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Complete the box(es) on the reverse side of this form to make an election to receive, subject to proration and adjustment in accordance with the Merger Agreement, (i) the Cash Consideration with respect to all or a specified number of your shares of Infinera Common Stock identified above, (ii) the Share Consideration with respect to all or a specified number of your shares of Infinera Common Stock identified above, or (iii) the Mixed Consideration with respect to all or a specified number of your shares of Infinera Common Stock identified above. If no box is checked, you will be deemed to have elected to receive the Cash Consideration. As a reminder, if you hold shares of Infinera Common Stock through a bank, broker or other nominee, including shares held through The Depository Trust Company ("DTC"), you must contact such bank, broker or other nominee and follow their instructions as to the procedures for making elections with respect to such shares of Infinera Common Stock prior to the Election Deadline.

Important: The exchange ratios with respect to the Mixed Consideration and the Share Consideration are fixed and will not be adjusted for changes in the market price of either Nokia ADSs or shares of Infinera Common Stock. The value of the Share Consideration and the Mixed Consideration will depend on the price per share of Nokia ADSs at the time that you receive the Nokia ADSs. Therefore, the value of any Share Consideration or Mixed Consideration as Merger Consideration, when received, may be different than its estimated value at the time you make your election.

1 2 3 4 5 6 7 8 9 0 1 2 3 4 2 E L C C O Y C C L S

00000A

ELECTION CHOICES + I hereby elect to receive the following as Merger Consideration for my shares of Infinera Common Stock identified above: CASH CONSIDERATION ELECTION—$6.65, without interest, per share of Infinera Common Stock Mark this box to elect to make a Cash Consideration election with respect to ALL of your shares of Infinera Common Stock identified above. Mark this box to elect to make a Cash Consideration election with respect to the following number of your shares of Infinera Common Stock identified above. Please fill in the number of shares for which you would like to make a Cash Consideration election. SHARE CONSIDERATION ELECTION—a number of Nokia Shares based on an exchange ratio of 1.7896 Nokia Shares for each share of Infinera Common Stock (such Nokia Shares to be delivered in the form of Nokia ADSs) Mark this box to elect to make a Share Consideration election with respect to ALL of your shares of Infinera Common Stock identified above. Mark this box to elect to make a Share Consideration election with respect to the following number of your shares of Infinera Common Stock identified above. Please fill in the number of shares for which you would like to make a Share Consideration election. MIXED CONSIDERATION ELECTION—$4.66, without interest, and a number of Nokia Shares based on an exchange ratio of 0.5355 Nokia Shares for each share of Infinera Common Stock (such Nokia Shares to be delivered in the form of Nokia ADSs) Mark this box to elect to make a Mixed Consideration election with respect to ALL of your shares of Infinera Common Stock identified above. Mark this box to elect to make a Mixed Consideration election with respect to the following number of your shares of Infinera Common Stock identified above. Please fill in the number of shares for which you would like to make a Mixed Consideration election. You will be deemed to have made a “CASH CONSIDERATION” election if: A. You fail to follow the instructions on this Election Form or otherwise fail to properly make an election; B. A properly completed Election Form, together with your stock certificate(s) evidencing your shares of Infinera Common Stock, if you hold any such certificates, is not actually received by Computershare, as agent for the Exchange Agent, prior to the Election Deadline; C. You properly and timely revoke a prior election without properly and timely making a new election prior to the Election Deadline; or D. You revoke an election in connection with a sale or transfer of your shares of Infinera Common Stock after the Election Deadline. Elections will be subject to a proration mechanism in accordance with the Merger Agreement and as further described in the enclosed Information Booklet to ensure that no more than 30 percent of the aggregate consideration in the Merger is paid in the form of Nokia ADSs. LOST, STOLEN OR DESTROYED CERTIFICATE(S): If your stock certificate(s) representing your shares of Infinera Common Stock have been mutilated, destroyed, lost or stolen, please contact Computershare at [•] prior to submitting this Election Form to make arrangements concerning such Infinera Certificate(s) (which may include the posting of a bond or other satisfactory indemnification and must include an affidavit of loss). [Replacement shares of Infinera Common Stock will be issued in book-entry form via the Direct Registration System]. Your certificates will not be exchanged for the Merger Consideration unless you satisfy the arrangements required concerning your mutilated, destroyed, lost or stolen certificate(s). You are urged to call the Exchange Agent immediately to ensure timely processing of the documentation. To be effective, this Election Form must be properly completed, signed and delivered to Computershare, as agent for the Exchange Agent, together with your stock certificate(s) evidencing your shares of Infinera Common Stock, if any, at the appropriate address (based on your preferred method of delivery) listed in the Information Booklet prior to the Election Deadline. Do not send your election materials to Infinera, Nokia or the Information Agent (as defined in the Information Booklet). SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent This Election Form must be signed by the registered holder(s) EXACTLY as your name(s) appear(s) above, and if applicable, on your certificate(s) evidencing shares of Infinera Common Stock. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth such person’s full title. Please refer to section B.1 of the Instructions for more information. By signing below, you represent and warrant as follows: (1) You have full power and authority to surrender the shares of Infinera Common Stock represented by the certificate(s) surrendered herewith, if applicable, free and clear of all liens, claims and encumbrances. You will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be necessary to complete the surrender of your stock certificate(s) evidencing your shares of Infinera Common Stock. (2) You understand that neither an election nor a surrender of stock certificates representing shares of Infinera Common Stock will be effective until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with any stock certificate(s) representing shares of Infinera Common Stock and all accompanying evidences of authority, if applicable, in all cases prior to the Election Deadline. You agree that all questions as to validity, form and eligibility relating to any surrender of the stock certificate(s) evidencing your shares of Infinera Common Stock will be determined by the Exchange Agent. (3) You acknowledge that, until you properly surrender the certificate(s) representing the shares of Infinera Common Stock to which this Election Form relates, if any, your election will not be effective, and you will be deemed to have elected to receive the Cash Consideration. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner at the appropriate address (based on your preferred method of delivery) listed in the Information Booklet. Sign and provide your Taxpayer Identification Number or Social Security Number, as applicable, on the IRS Form W-9 if provided herewith (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov). Full name of owner Signature of owner Signature of co-owner, if any Phone Number (including area code) SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 6 in the accompanying Instructions. Unless the shares of Infinera Common Stock to which this Election Form relates were tendered by the registered holder(s) thereof, or for the account of a member of an Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm 1 2 3 4 5 6 7 8 9 0 1 2 3 4 3 E L C C O Y C C L S +

SPECIAL TRANSFER INSTRUCTIONS To be completed ONLY if the Nokia ADSs and/or any check(s) for cash to be received as Merger Consideration are to be registered or issued, as applicable, in the name of someone other than the undersigned. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. Name:     (PLEASE TYPE OR PRINT) Address:    (INCLUDE ZIP CODE) (TAX PAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W-9) All special transfer instructions require a Medallion Signature Guarantee. SPECIAL DELIVERY INSTRUCTIONS To be completed ONLY if any check(s) for cash to be received as Merger Consideration are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above. Name:     (PLEASE TYPE OR PRINT) Address:    (INCLUDE ZIP CODE) (TAX PAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

ELECTION INFORMATION BOOKLET

This Election Information Booklet provides answers to frequently asked questions regarding how to make your merger consideration election in connection with the proposed merger (the “Merger”) of Infinera Corporation, a Delaware corporation (“Infinera”), with a wholly owned subsidiary of Nokia Corporation, a company incorporated under the laws of the Republic of Finland (“Nokia”). This booklet may not contain all of the information that may be important to you. We urge you to read carefully all of the instructions on the Election Form (the “Election Form”), as well as the separate instructions document (the “Instructions”). For additional detail regarding the Merger and related transactions, including the merger consideration and the election described below, please see the Proxy Statement/Prospectus, which is included with the enclosed election materials. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope along with your certificate(s) (each an “Infinera Certificate”), if any, representing your shares of Infinera Common Stock (if you hold certificated shares) and a completed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable, to Computershare Trust Company, N.A. (“Computershare”), as agent for Citibank, N.A., as the exchange agent in connection with the Merger (the “Exchange Agent”) prior to the Election Deadline.

If you have additional questions after reading this material, you should contact the Information Agent for the Merger, Sodali & Co (the “Information Agent”) at (800) 662-5200 (for registered holders of Infinera Common Stock) or (203) 658-9400 (for banks and brokers) or by email at INFN@investor.sodali.com.

Electronic copies of the Merger Agreement and the Proxy Statement/Prospectus are available on both Nokia’s website and Infinera’s website. Copies of the Merger Agreement and the Proxy Statement/Prospectus are also available, free of charge, upon request to the Information Agent at (800) 662-5200 (for registered holders of Infinera Common Stock) or (203) 658-9400 (for banks and brokers) or by email at INFN@investor.sodali.com.

The deadline for receipt of your properly completed Election Form (including, if applicable, your Infinera Certificates) by the Exchange Agent at the appropriate address below is 5:00 p.m., Eastern Daylight Time, on September 30, 2024 (the “Election Deadline”).

Please be advised that your elections will not be valid unless your Election Form, Infinera Certificate(s), if applicable, and any other materials required to be submitted in connection with the election of Merger Consideration are received by Computershare, as agent for the Exchange Agent, at the appropriate address provided in Question 3 below. Do not send your election materials to Nokia, Infinera or the Information Agent because they will not be forwarded to Computershare, as agent for the Exchange Agent. Any election sent to Nokia, Infinera, the Information Agent or any party other than Computershare, as agent for the Exchange Agent, will be deemed invalid.

DO NOT send your proxy card or any other materials to be submitted in connection with the Special Meeting (as defined in the Proxy Statement/Prospectus) to Computershare or the Exchange Agent. Your vote will not be counted. For additional details related to voting procedures and how to submit your proxy card for the Special Meeting, please review the Proxy Statement/Prospectus and/or contact the Information Agent.

FREQUENTLY ASKED QUESTIONS

1.	Why did I receive an Election Form?

On June 27, 2024, Infinera, Nokia, and Neptune of America Corporation, a Delaware corporation and a wholly owned subsidiary of Nokia (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that provides for the merger of Merger Sub with and into Infinera, with Infinera surviving the Merger as a wholly owned subsidiary of Nokia.

Subject to the proration and adjustment procedures described in the Merger Agreement, you, as a holder of shares of common stock, par value $0.001 per share, of Infinera (the “Infinera Common Stock”) have the opportunity to elect the form of Merger Consideration that you will receive for each of your shares of Infinera Common Stock when the Merger becomes effective (the “Effective Time”).

In exchange for each share of Infinera Common Stock that you own at the Effective Time, you may elect to receive:

•	cash in an amount equal to $6.65, without interest (the “Cash Consideration”);

•

a number of ordinary shares, with no nominal value and in book-entry form, of Nokia (“Nokia Shares”) based on an exchange ratio of 1.7896 Nokia Shares for each share of Infinera Common Stock (the “Share Consideration”); or

•

cash in an amount equal to $4.66, without interest, and a number of Nokia Shares based on an exchange ratio of 0.5355 Nokia Shares for each share of Infinera Common Stock (the “Mixed Consideration” and together with the Cash Consideration and the Share Consideration, the “Merger Consideration”).

In all cases, Nokia Shares will be delivered in the form of American Depositary Shares, with each representing the right to receive one (1) Nokia Share (each such American Depositary Share, a “Nokia ADS”) upon the terms and subject to the conditions of the Amended and Restated Deposit Agreement, dated as of March 28, 2000, by and among Nokia, Citibank, N.A., as Depositary (in such capacity, the “Depositary”) and all Holders and Beneficial Owners of Nokia ADSs issued thereunder, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 6, 2008 (as so amended, and as may be amended and supplemented from time to time, the “Deposit Agreement”). A copy of the deposit agreement is on file with the Securities and Exchange Commission (“SEC”) under cover of a Registration Statement on Form F-6. You may obtain a copy of the Deposit Agreement from the SEC’s website (www.sec.gov). Please refer to File Number 333-182900 when retrieving such copy. If you receive or elect to receive some or all of the applicable Merger Consideration in the form of Nokia ADSs, the subscription of Nokia Shares in connection therewith will be based on a resolution to be adopted by the Board of Directors of Nokia pursuant to the authorization to issue shares, granted to the Board of Directors of Nokia at the Annual General Meeting of Nokia held on April 3, 2024.

In each case, cash will be paid in lieu of fractional Nokia Shares. Any holder of shares of Infinera Common Stock who otherwise would have been entitled to a fraction of a Nokia Share will receive, in lieu of such fraction of a Nokia Share, cash (rounded up to the nearest cent) equal to the product obtained by multiplying (i) the fractional Nokia Share interest to which such holder (after taking into account all shares of Infinera Common Stock formerly held by such holder) would otherwise be entitled by (ii) the Cash Consideration.

The aggregate Merger Consideration is, however, subject to the proration and adjustment procedures described in the Merger Agreement. In particular, the Merger Agreement includes a proration mechanism to ensure that no more than 30 percent of the aggregate Merger Consideration is paid in the form of Nokia ADSs. Accordingly, you may not ultimately receive the proportion of Share Consideration or Mixed Consideration that you elect to receive (see Question 5).

2.	What is the Election Form?

The enclosed Election Form has two purposes: First, it lets us know your preferred form of Merger Consideration for your shares of Infinera Common Stock (i.e., cash, Nokia ADSs, or a combination of both). Second, if you hold Infinera Certificates, the Election Form allows you to surrender your Infinera Certificates to the Exchange Agent in order to properly submit your Election for Merger Consideration in respect of the shares of Infinera Common Stock evidenced by your Infinera Certificates and, following the Effective Time, to receive consideration for such shares of Infinera Common Stock that you own upon completion of the Merger.

3.	How do I use the Election Form?

Enclosed in this package is a complete set of Instructions. A summary of the Instructions follows:

When completed, sign and date the Election Form, indicating your preferred form of Merger Consideration for your shares of Infinera Common Stock, and mail it to Computershare, as agent for the Exchange Agent, in the enclosed envelope. If your shares of Infinera Common Stock are evidenced by Infinera Certificates, you must include with your completed Election Form your Infinera Certificates. Your election with respect to shares of Infinera Common Stock evidenced by Infinera Certificate(s) will be valid only if such Infinera Certificate(s) have been surrendered to the Exchange Agent together with your completed Election Form.

Do not sign the back of your Infinera Certificates.

If you hold your shares of Infinera Common Stock only in book-entry, uncertificated form, you do not need to include any certificates with your completed Election Form.

Please note that if your shares of Infinera Common Stock are held in a joint account, signatures of both owners are required on the Election Form.

Send your election materials and Infinera Certificate(s), if applicable, to Computershare, as agent for the Exchange Agent, at the appropriate address provided below (based on your preferred method of delivery). Please ensure sufficient time so that the election materials and Infinera Certificate(s) (if applicable) are received by the Exchange Agent prior to the Election Deadline.

If delivering by U.S. mail:	If delivering by courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 150 Royall Street Canton, MA 02021-1101

If you are mailing Infinera Certificate(s), we recommend that you make copies of your Infinera Certificate(s) and completed Election Form. We also recommend sending your Infinera Certificate(s) by registered mail, return receipt requested, and insured for at least 3% of the market value of the shares of Infinera Common Stock represented by such Infinera Certificates on the date of such mailing.

Please do not return any documents directly to Nokia, Infinera, or the Information Agent.

4.	What happens if I do not properly complete or send in the Election Form, if I miss the Election Deadline, or if I revoke my election?

If you (1) do not submit an election, (2) submit an untimely election, (3) are otherwise deemed not to have submitted an effective Election Form (including, if applicable, by failing to include your Infinera Certificate(s)), (4) revoke an election with respect to any of your shares of Infinera Common Stock prior to the Election Deadline without making a new valid and timely election prior to the Election Deadline, or (5) revoke an election with respect to any of your shares of Infinera Common Stock after the Election Deadline in connection with a sale or transfer of such shares, you will be deemed to have elected to receive the Cash Consideration with respect to such shares of Infinera Common Stock in accordance with the Merger Agreement.

You may, at any time prior to the Election Deadline, change or revoke your election with delivery of a notice of withdrawal (a “Notice of Withdrawal”) to Computershare, as agent for the Exchange Agent, at the applicable address set forth in Question 3, above. The Notice of Withdrawal will need to specify (i) the name, address, and the taxpayer identification number (TIN) of the person who made the election being revoked, (ii) the number of shares of Infinera Common Stock to be withdrawn from the election, and (iii) the name of the registered holder of such shares of Infinera Common Stock, if different from that of the person who submitted the Election Form.

If you revoke an election in respect of any of your shares of Infinera Common Stock prior to the Election Deadline, you will be deemed to have elected to receive the Cash Consideration for such shares of Infinera Common Stock, unless you properly submit a new election in respect of such Infinera Common Stock prior to the Election Deadline.

Note that if you have submitted a valid election in respect of your Infinera Common Stock and wish to sell or otherwise transfer your shares of Infinera Common Stock, you need to revoke such election prior to and in connection with selling or transferring your shares of Infinera Common Stock.

No election in respect of any shares of Infinera Common Stock may be revoked after the Election Deadline unless such revocation is prior to, and in connection with, a sale or transfer of such shares. If you revoke an election after the Election Deadline in connection with the sale or transfer of the related shares, an election to receive the Cash Consideration will be deemed to have been made in respect of such shares and no subsequent contrary election may be made.

Note that holders of shares of Infinera Common Stock who wish to revoke an election in respect of their shares of Infinera Common Stock after the Election Deadline in connection with a sale or transfer of such shares of Infinera Common Stock must revoke such election at least five (5) business days prior to the Effective Time for such election revocation to be effective.

5.

If I make a valid Merger Consideration election for my shares of Infinera Common Stock, could I receive a form of Merger Consideration that I did not elect to receive or am I guaranteed to receive what I ask for on the Election Form?

The Merger Agreement includes proration and adjustment mechanisms to ensure that no more than 30 percent of the aggregate Merger Consideration in the Merger is paid in the form of Nokia ADSs. Accordingly, you may not ultimately receive the proportion of Share Consideration or Mixed Consideration that you elect to receive.

On or about the Effective Time, Infinera, Nokia and the Exchange Agent will calculate the amount of cash and/or Nokia ADSs to be distributed to each holder of Infinera Common Stock based on all valid elections received by the Election Deadline (and which have not been revoked validly), and in accordance with the proration and adjustment procedures set forth in the Merger Agreement and as further described in the section entitled “The Merger Agreement - Proration and Allocation of Merger Consideration” on pages [•]-[•] of the Proxy Statement of Infinera Corporation / Prospectus of Nokia Corporation, dated as of August [•], 2024 (the “Proxy Statement/Prospectus”). The final Proxy Statement/Prospectus is included as part of the Registration Statement on Form F-4 (File No.: 333-281179), filed with the SEC on August [•], 2024, and is available on the SEC’s website at www.sec.gov, and on Infinera’s and Nokia’s websites, which are both listed below in Questions 18 and 19.

None of Infinera, Nokia or the Exchange Agent is making any recommendation as to whether a holder of Infinera Common Stock should elect to receive the Cash Consideration, the Share Consideration or the Mixed Consideration. If you are a holder of Infinera Common Stock, you must make your own decision with respect to this election and you should seek the advice of your own attorneys, financial advisors and/or accountants.

6.	When and how can I expect to receive my Merger Consideration?

In the case of holders of shares of Infinera Common Stock that, at the Effective Time, are in uncertificated, book-entry form:

Assuming that the Merger is completed, promptly following the Effective Time, you will be entitled to receive the Merger Consideration payable with respect to the shares of Infinera Common Stock you held immediately prior to the Effective Time. Following payment of such Merger Consideration by the Exchange Agent, the relevant uncertificated, book-entry shares of Infinera Common Stock (including the shares of Infinera Common Stock previously evidenced by Infinera Certificate(s)) will be canceled.

If you hold shares of Infinera Common Stock held in uncertificated, book-entry form (including shares of Infinera Common Stock previously evidenced by Infinera Certificate(s)), you will not be required to deliver an Infinera Certificate or an executed Letter of Transmittal to the Exchange Agent to receive the Merger Consideration with respect to such uncertificated shares of Infinera Common Stock.

In the case of holders of shares of Infinera Common Stock that, at the Effective Time, are evidenced by Infinera Certificate(s):

Assuming that the Merger is completed, Computershare will mail, or will cause the mailing of, to each holder of record, as of immediately prior to the Effective Time, of one or more Infinera Certificate(s) that, immediately prior to the Effective Time, represented issued and outstanding shares of Infinera Common Stock (i) a letter of transmittal in customary form (the “Letter of Transmittal”), and (ii) instructions for effecting the surrender of any such Infinera Certificate(s) in exchange for the Merger Consideration payable to such holder with respect to Infinera Common Stock formerly represented by such Infinera Certificate(s). Upon surrender of such Infinera Certificate(s) for cancellation to the Exchange Agent, together with a duly completed and validly executed Letter of Transmittal in accordance with the instructions thereto, the holder(s) of such Infinera Certificate(s) will be entitled to receive the Merger Consideration with respect to Infinera Common Stock represented by such Infinera Certificate(s) as soon as possible after the Effective Time, and such Infinera Certificate(s) so surrendered will be canceled.

More information may be found in the sections entitled “The Merger – Exchange of Shares” on pages [•]-[•] of the Proxy Statement/Prospectus.

7.	What if I cannot locate my Infinera Certificate(s)?

For your election to be effective, if you hold shares of Infinera Common Stock evidenced by Infinera Certificate(s), the Election Form must be accompanied by the original Infinera Certificate(s) and any required accompanying evidences of authority. If your Infinera Certificate(s) evidencing shares of Infinera Common Stock have been lost, stolen or destroyed, please contact Computershare at 1-800-546-5141 prior to submitting the Election Form to make arrangements concerning such Infinera Certificate(s) (which may include the posting of a bond or other satisfactory indemnification and must include an affidavit of loss).

If you hold your shares of Infinera Common Stock in book-entry, uncertificated form, you do not need to include any Infinera Certificates with your completed Election Form.

8.	What if my Infinera Certificates are not immediately available or cannot be delivered to the Exchange Agent prior to the Election Deadline?

If your Infinera Certificates are not immediately available or cannot be delivered, and you do not deliver your Infinera Certificates, to Computershare, as agent for the Exchange Agent, prior to the Election Deadline, you will be deemed to have elected to receive the Cash Consideration for your shares of Infinera Common Stock evidenced by such Infinera Certificate(s).

9.	What if I hold any of my shares of Infinera Common Stock with a bank, broker, or other nominee (often referred to as “held in street name”)?

You should promptly contact your bank, broker or other nominee and follow its instructions as to the procedures for making elections prior to the Election Deadline with respect to your shares of Infinera Common Stock prior to the Election Deadline. More information may be found in the sections entitled “Questions and Answers about the Merger and the Special Meeting” on pages [•]-[•] of the Proxy Statement/Prospectus.

10.	If I receive the Cash Consideration in the Merger, how much cash will I receive?

For each share of Infinera Common Stock that you own and for which you are to receive the Cash Consideration pursuant to the terms of the Merger Agreement, you will receive an amount equal to $6.65, without interest thereon, subject to any applicable tax withholding.

11.	If I receive the Share Consideration in the Merger, how many Nokia ADSs will I receive?

Subject to proration and adjustment procedures in accordance with the Merger Agreement, for each share of Infinera Common Stock you own and for which you are to receive the Share Consideration, you will receive, subject to any applicable tax withholding, a number of Nokia Shares based on an exchange ratio of 1.7896 Nokia Shares for each share of Infinera Common Stock. In all cases, Nokia Shares will be delivered in the form of Nokia ADSs, with each Nokia ADS representing the right to receive one (1) Nokia Share subject to the terms and conditions of the Deposit Agreement.

In each case, cash will be paid in lieu of fractional Nokia Shares. Any holder of shares of Infinera Common Stock who otherwise would have been entitled to a fraction of a Nokia Share will receive, subject to any applicable tax withholding and in lieu of such fraction of a Nokia Share, cash (rounded up to the nearest cent) equal to the product obtained by multiplying (i) the fractional Nokia Share interest to which such holder (after taking into account all shares of Infinera Common Stock formerly held by such holder) would otherwise be entitled by (ii) the Cash Consideration.

The exchange ratios with respect to the Mixed Consideration and the Share Consideration are fixed and will not be adjusted for changes in the market price of either Nokia ADSs or shares of Infinera Common Stock. The value of the Share Consideration and the Mixed Consideration will depend on the price per share of Nokia ADSs at the time that you receive the Nokia ADSs. Therefore, the value of any Share Consideration or Mixed Consideration as Merger Consideration, when received, may be different than its estimated value at the time you make your election.

12.	If I receive the Mixed Consideration in the Merger, what will I receive?

Subject to proration and adjustment procedures in accordance with the Merger Agreement, for each share of Infinera Common Stock you own and for which you are to receive the Mixed Consideration, you will receive, subject to any applicable tax withholding, cash in an amount equal to $4.66, without interest, and a number of Nokia Shares based on an exchange ratio of 0.5355 Nokia Shares for each share of Infinera Common Stock. In all cases, Nokia Shares will be delivered in the form of Nokia ADSs, with each Nokia ADS representing the right to receive one (1) Nokia Share subject to the terms and conditions of the Deposit Agreement.

In each case, cash will be paid in lieu of fractional Nokia Shares (to be delivered in the form of Nokia ADSs). Any holder of shares of Infinera Common Stock who otherwise would have been entitled to a fraction of a Nokia Share will receive, subject to any applicable tax withholding and in lieu of such fraction of a Nokia Share, cash (rounded up to the nearest cent) equal to the product obtained by multiplying (i) the fractional Nokia Share interest to which such holder (after taking into account all shares of Infinera Common Stock formerly held by such holder) would otherwise be entitled by (ii) the Cash Consideration.

The exchange ratios with respect to the Mixed Consideration and the Share Consideration are fixed and will not be adjusted for changes in the market price of either Nokia ADSs or shares of Infinera Common Stock. The value of the Share Consideration and the Mixed Consideration will depend on the price per share of Nokia ADSs at the time that you receive the Nokia ADSs. Therefore, the value of any Share Consideration or Mixed Consideration as Merger Consideration, when received, may be different than its estimated value at the time you make your election.

13.	Will I have to pay U.S. federal income taxes if my shares of Infinera Common Stock are exchanged for the Merger Consideration?

The exchange of Infinera Common Stock for Cash Consideration, Share Consideration and/or Mixed Consideration in the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, each holder of Infinera Common Stock will generally recognize gain or loss in the Merger equal to the difference, if any, between (i) the amount realized by such stockholder in the Merger and (ii) such stockholder’s adjusted tax basis in the Infinera Common Stock exchanged therefor. The amount realized by each holder of Infinera Common Stock in the Merger is generally the sum of any cash and the fair market value of any Nokia ADSs received by such stockholder in the Merger. To the extent that a holder Infinera Common Stock receives some or all of his, her or its Merger Consideration in the form of Nokia ADSs (whether as a result of an election or proration pursuant to the Merger Agreement), it is possible that such stockholder may not receive sufficient cash consideration with which to pay its potential tax liabilities resulting from the Merger, as described under the section entitled “Risk Factors—Risks Relating to the Merger” on pages [•]-[•] of the Proxy Statement/Prospectus.

If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10 percent of the value or voting power of Nokia’s stock (including stock owned directly, through ADSs, or otherwise) at any time as of or following the Effective Time, such person may be subject to adverse U.S. tax consequences, which are described in more detail under the section entitled “Risk Factors—Risks Relating to the Enlarged Company after Completion of the Merger” on pages [•]-[•] of the Proxy Statement/Prospectus.

As a holder of Infinera Common Stock, you are urged to read the discussion in the section entitled “U.S. Federal Income Tax Consequences for U.S. Holders of Infinera Common Stock” on pages [•]-[•] of the Proxy Statement/Prospectus.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO YOU OF THE MERGER AND OF THE OWNERSHIP AND DISPOSITION OF ANY NOKIA ADSs THAT YOU MAY RECEIVE IN THE MERGER BASED ON YOUR PARTICULAR CIRCUMSTANCES.

14.	Are there any fees associated with the exchange of my shares of Infinera Common Stock?

There are no fees that you, as a stockholder, are required to pay to Nokia, Infinera or the Depositary, to effect the election or exchange of your shares of Infinera Common Stock for the Merger Consideration. You may be subject to other taxes, fees and payments, including amounts payable to your bank, broker or other nominee, if applicable.

15.	Can I change or revoke my election?

You may, at any time prior to the Election Deadline, change or revoke your election with delivery of a Notice of Withdrawal to Computershare, as agent for the Exchange Agent, at the appropriate address set forth in Question 3 above (based on your preferred method of delivery). The Notice of Withdrawal must specify (i) the name, address, and the taxpayer identification number (TIN) of the person who made the prior election being revoked, (ii) the number of shares of Infinera Common Stock to be withdrawn from the election, and (iii) the name of the registered holder of such shares of Infinera Common Stock, if different from that of the person who submitted the Election Form.

If you revoke an election in respect of any of your shares of Infinera Common Stock prior to the Election Deadline, you will be deemed to have elected to receive the Cash Consideration for such shares of Infinera Common Stock, unless you properly submit a new election in respect of such Infinera Common Stock prior to the Election Deadline.

Note that if you have submitted a valid election in respect of your Infinera Common Stock and wish to sell or otherwise transfer your shares of Infinera Common Stock, you need to revoke such election prior to and in connection with selling or transferring your shares of Infinera Common Stock.

No election in respect of any shares of Infinera Common Stock may be revoked after the Election Deadline unless such revocation is prior to, and in connection with, a sale or transfer of such shares. If you revoke an election after the Election Deadline in connection with the sale or transfer of the related shares, an election to receive the Cash Consideration will be deemed to have been made in respect of such shares and no subsequent contrary election may be made.

Note that holders of shares of Infinera Common Stock who wish to revoke an election in respect of their shares of Infinera Common Stock after the Election Deadline in connection with a sale or transfer of such shares of Infinera Common Stock must revoke such election at least five (5) business days prior to the Effective Time for such election revocation to be effective.

16.	May I continue to trade my shares of Infinera Common Stock after I complete my Election Form?

If you have submitted a valid election in respect of your Infinera Common Stock and wish to sell or otherwise transfer your shares of Infinera Common Stock, you need to revoke the election prior to and in connection with selling or transferring your shares of Infinera Common Stock (see Question 15).

17.

 Can I elect to receive Cash Consideration for some of my shares of Infinera Common Stock, Share Consideration for some of my shares of Infinera Common Stock, and Mixed Consideration for other shares of Infinera Common Stock?

Yes. On a share-by-share basis, you may choose the number of shares of Infinera Common Stock for which you receive the Cash Consideration, the Share Consideration or the Mixed Consideration (see Question 1).

18.	How will I know when the Merger is completed?

Nokia will issue a press release announcing the closing of the Merger when it is completed. You can obtain this information at the SEC’s website at www.sec.gov, at Nokia’s website at www.nokia.com under the “We are Nokia” link and then under the “Investors” link, and then under the heading “Reports and Filings” and then under the “SEC Filings” link, or by calling the Exchange Agent at [•].

19.	Where can I find more information about the Merger, Nokia and Infinera?

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Nokia and Infinera, may be obtained at the SEC’s website, www.sec.gov. You can also obtain these documents, free of charge, from Nokia’s website (see Question 18) or from Infinera’s website at www.infinera.com under the “About Us” heading and then under the “Investor Relations” link, and then under the “SEC Filings” link. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, upon request to the Information Agent at (800) 662-5200 (for registered holders of Infinera Common Stock) or (203) 658-9400 (for banks and brokers) or by email at INFN@investor.sodali.com.

You may also request a copy of the Proxy Statement/Prospectus and any of the documents incorporated by reference into the Proxy Statement/Prospectus or other information concerning Nokia or Infinera, without charge, by written or telephonic request directed to the Information Agent at the address specified below.

WE URGE YOU TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED WITH

THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

20.	Who do I call if I have additional questions?

You may contact Sodali & Co, the Information Agent, at (800) 662-5200 (for registered holders of Infinera Common Stock) or (203) 658-9400 (for banks and brokers) or by email at INFN@investor.sodali.com, for further assistance.

INSTRUCTIONS

Note: All capitalized terms used, but not otherwise defined in these Instructions have the meaning assigned to such capitalized terms in the accompanying Election Information Booklet (the “Information Booklet”).

A. Special Conditions

1. Time in Which to Make an Election. To be effective, a properly completed election form (an “Election Form”) must be received by Computershare Trust Company, N.A. (“Computershare”), as agent for Citibank, N.A., the exchange agent (the “Exchange Agent”), no later than 5:00 p.m., Eastern Daylight Time, on September 30, 2024 (the “Election Deadline”).

2. Certificates and Book-Entry Shares of Infinera Common Stock held by the Electing Holder. The Election Form indicates the number of shares of Infinera Common Stock that you hold in certificated form and/or in uncertificated, book-entry form.

3. Election Options. On page 2 of the Election Form, under the heading “Election Choices,” indicate, for each share of Infinera Common Stock held by you and listed on the Election Form, whether you would like to receive (i) the Cash Consideration, (ii) the Share Consideration, or (iii) the Mixed Consideration. The Share Consideration and the Mixed Consideration are subject to proration and adjustment procedures in accordance with the Merger Agreement. In particular, the Merger Agreement includes a proration mechanism to ensure that no more than 30 percent of the aggregate Merger Consideration is paid in the form of Nokia ADSs. Accordingly, holders of Infinera Common Stock may not ultimately receive the proportion of Share Consideration or Mixed Consideration that they elect to receive. If you receive or elect to receive some or all of the applicable Merger Consideration in the form of Nokia ADSs, the subscription of Nokia Shares in connection therewith will be based on a resolution to be adopted by the Board of Directors of Nokia pursuant to the authorization to issue shares granted to the Board of Directors of Nokia at the Annual General Meeting of Nokia held on April 3, 2024.

4. Infinera Equity Awards. You do not have the opportunity to make the above election with respect to restricted stock units, performance-based restricted stock units or any other forms of Infinera equity awards that you may hold.

5. Change or Revocation of Election. A holder of shares of Infinera Common Stock who has submitted an election may, at any time prior to the Election Deadline, change or revoke an election with delivery of a written notice of withdrawal (a “Notice of Withdrawal”) to Computershare at the appropriate address set forth below (based on the holder’s preferred method of delivery). Any such Notice of Withdrawal will specify (i) the name, address, and the taxpayer identification number (TIN) of the person who made the election being revoked, (ii) the number of shares of Infinera Common Stock to be withdrawn from the election, and (iii) the name of the registered holder of such shares of Infinera Common Stock, if different from that of the person who submitted the Election Form. Holders are advised to contact the Information Agent in order to receive the appropriate form of Notice of Withdrawal that the Exchange Agent will require in connection with the revocation of an Election.

If you revoke an election in respect of any of your shares of Infinera Common Stock prior to the Election Deadline, you will be deemed to have elected to receive the Cash Consideration for such shares of Infinera Common Stock, unless you properly submit a new election in respect of such Infinera Common Stock prior to the Election Deadline.

Note that if you have submitted a valid election in respect of your Infinera Common Stock and wish to sell or otherwise transfer your shares of Infinera Common Stock, you need to revoke such election prior to and in connection with selling or transferring your shares of Infinera Common Stock.

No election in respect of any shares of Infinera Common Stock may be revoked after the Election Deadline unless such revocation is prior to, and in connection with, a sale or transfer of such shares. If you revoke an election after the Election Deadline in connection with the sale or transfer of the related shares, an election to receive the Cash Consideration will be deemed to have been made in respect of such shares and no subsequent contrary election may be made.

Note that holders of shares of Infinera Common Stock who wish to revoke an election in respect of their shares of Infinera Common Stock after the Election Deadline in connection with a sale or transfer of such shares of Infinera Common Stock must revoke such election at least five (5) business days prior to the Effective Time for such election revocation to be effective.

6. Joint Election Forms. Holders of shares of Infinera Common Stock who submit a joint election will be considered to be a single holder of such shares. Joint Election Forms may be submitted only by persons (i) with certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another), and (ii) who may be considered to own each other’s shares of Infinera Common Stock by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted as a joint Election Form, each record holder of shares of Infinera Common Stock covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

7. Forms of Election Nominees. Any record holder of shares of Infinera Common Stock who is a nominee may submit one or more Election Forms indicating a combination of elections covering up to the aggregate number of shares of Infinera Common Stock owned by such record holder. However, upon the request of the Exchange Agent, any such record holder will be required to certify to the satisfaction of the Exchange Agent that such record holder holds such shares of Infinera Common Stock as nominee for the beneficial owners of such shares.

8. Shares of Infinera Common Stock as to Which No Election is Made. Holders of shares of Infinera Common Stock who (i) do not submit an election, (ii) submit an untimely election, (iii) are otherwise deemed not to have submitted an effective Election Form (including, if applicable, by failing to include the stock certificates they hold representing their shares of Infinera Common Stock), (iv) revoke an election for any of their shares of Infinera Common Stock prior to the Election Deadline without making a new valid and timely election prior to the Election Deadline, or (v) revoke an election for any of their shares of Infinera Common Stock after the Election

Deadline in connection with a sale or transfer of such shares, will in each case be deemed to have elected the Cash Consideration for such shares of Infinera Common Stock.

9. Method of Delivery. Your Election Form and Infinera Certificates evidencing your shares of Infinera Common Stock, if any, may be sent to Computershare, as agent for the Exchange Agent, at the appropriate address provided below (based on your preferred method of delivery). Please ensure sufficient time so that the Election Form and any Infinera Certificates are received by Computershare, as agent for the Exchange Agent, at the appropriate address below prior to the Election Deadline. The method of delivery is at the option and risk of the electing holder of Infinera Common Stock.

If delivering by U.S. mail:	If delivering by courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 150 Royall Street Canton, MA 02021-1101

DO NOT SEND YOUR ELECTION MATERIALS TO NOKIA, INFINERA OR THE INFORMATION AGENT BECAUSE THEY WILL NOT BE FORWARDED TO COMPUTERSHARE OR THE EXCHANGE AGENT AND ANY ELECTION SENT TO NOKIA, INFINERA OR THE INFORMATION AGENT WILL BE DEEMED INVALID.

B. General.

1. Signatures. The signature (or signatures, in the case of shares of Infinera Common Stock owned by two or more joint holders of shares for which a joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as printed on the face of the Infinera Certificate(s) or book-entry account unless the shares of Infinera Common Stock described on the Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the Infinera Certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the Infinera Certificate(s) listed, the Infinera Certificate(s) must, at the applicable time, be endorsed or accompanied by appropriate stock power(s), in either case, signed by the registered owner(s) in the name(s) that appear on the Infinera Certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each an “Eligible Institution”). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and must send appropriate evidence of authority to act in such capacity to Computershare with the Election Form. The Infinera Certificate(s) may be surrendered, when so surrendered, by a firm acting as agent for the registered holder(s) if such firm is an Eligible Institution.

2. Book-Entry Shares of Infinera Common Stock: If your shares of Infinera Common Stock were issued through Infinera’s direct registration service program, an electronic book-entry system that records ownership of shares of Infinera Common Stock in place of traditional Infinera Certificate(s), you are still required to complete the Election Form should you wish to make an election.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or Nokia ADSs in any name(s) other than the name(s) in which the shares of Infinera Common Stock is/are registered that the person(s) requesting the issuance of such check or Nokia ADSs either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Payment and Delivery Instructions. If checks are to be payable, or Nokia ADSs representing the Merger Consideration are to be issued or delivered, as applicable, other than exactly to the name(s) that appear(s) on the Election Form, (i) the signature(s) on the Election Form must be guaranteed by an Eligible Institution, (ii) any Infinera Certificate(s) evidencing such shares of Infinera Common Stock must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution and (iii) you must also complete the Special Transfer Instructions and/or Special Delivery Instructions that are part of the Election Form.

5. Shares of Infinera Common Stock Held by a Bank, Broker or Other Nominee. If your shares of Infinera Common Stock are held by a bank, broker or other nominee, you should promptly contact such bank, broker or other nominee and follow its instructions as to the procedures for making elections.

6. Lost Certificate. If your Infinera Certificate(s) evidencing shares of Infinera Common Stock have been lost, stolen or destroyed, please contact Computershare at 1-800-546-5141 prior to submitting the Election Form to make arrangements concerning such Infinera Certificate(s) (which may include the posting of a bond or other satisfactory indemnification and must include an affidavit of loss).

7. Guarantee of Signatures: No signature guarantee is required on this Election Form if (a) (i) the Election Form is signed by the registered holder(s) (including any participant in the Transfer Agent’s book-entry systems whose name appears on a security position listing as the owner of such shares) of Infinera Common Stock surrendered with this Election Form, and (ii) such registered holder has not completed either the portion of the Election Form entitled “SPECIAL TRANSFER INSTRUCTIONS”; or (b) such shares of Infinera Common Stock are surrendered for the account of an Eligible Institution. In all other cases, all signatures must be guaranteed by an Eligible Institution. All forms requiring a signature guarantee must be mailed to the Exchange Agent with an original signature guarantee stamp. A copy or facsimile of such guarantee will not be accepted by the Exchange Agent.

8. Inadequate Space: If the space provided on the Election Form is inadequate, the Certificate numbers and/or the number of shares of Infinera Common Stock that are being surrendered and any other required information should be listed on a separate signed schedule attached thereto.

9. IRS Form W-9/IRS Form W-8: Under U.S. federal income tax law, a non-exempt U.S. holder of shares of Infinera Common Stock is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”), (which is generally the holder’s social security or federal employer identification number), and either certify that such holder is not subject to backup withholding by completing the enclosed IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. If the Exchange Agent is not provided with a non-exempt U.S. holder’s correct TIN and other information and certifications required on IRS Form W-9 or an adequate basis for an exemption from backup withholding before payment is made, payments made to such U.S. holder may be subject to backup withholding at the applicable rate (currently 24%) and such U.S. holder may be subject to a $50 penalty imposed by the IRS. Please review the instructions on the enclosed IRS Form W-9 for additional details.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt U.S. holders of shares of Infinera Common Stock should indicate their exempt status on the enclosed IRS Form W-9. A holder of shares of Infinera Common Stock that is not a U.S. holder may qualify as an exempt recipient by providing the Exchange Agent with a properly completed appropriate IRS Form W-8, signed under penalties of perjury, attesting to such holder’s foreign status or by otherwise establishing an exemption. IRS Form W-8 may be obtained from the Information Agent or the IRS website (www.irs.gov). See the instructions on the enclosed IRS Form W-9 for additional information.

Failure to complete the enclosed IRS Form W-9 or appropriate IRS Form W-8, as applicable, may require the Exchange Agent to backup withhold at the applicable rate (currently 24%) from any payments made to such holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding may be reduced by the amount of tax withheld. If backup withholding results in an overpayment of tax, a refund or a credit may generally be obtained, provided that the required information is timely furnished to the IRS. Each holder of shares of Infinera Common Stock should consult its tax advisor regarding qualification for an exemption from backup withholding, the procedure for obtaining an exemption and the applicable backup withholding rate.

10. Requests for Assistance or Additional Copies: Questions and requests for assistance or additional copies of the Election Form, IRS Form W-8 and IRS Form W-9 may be directed to Sodali & Co., the Information Agent, at (800) 662-5200 (for registered holders of Infinera Common Stock) or (203) 658-9400 (for banks and brokers) or by email at INFN@investor.sodali.com.